Exhibit 10.1

VIRTUS INVESTMENT PARTNERS, INC.

SECOND AMENDMENT

Dated As Of March 31, 2009

to

LOAN AGREEMENT

Dated As Of December 31, 2008

SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment dated as of March 31, 2009 and is effective as of December 31, 2008 (this “Second Amendment”) to the Loan Agreement, dated as of December 31, 2008, is between Virtus Investment Partners, Inc., a Delaware corporation (the “Company”), and Phoenix Life Insurance Company (the “Lender”).

RECITALS:

A. The Company and the Lender have heretofore entered into a Loan Agreement, dated as of December 31, 2008, as amended by the First Amendment, dated as of January 16, 2009 (the “Loan Agreement”). The Company has heretofore issued its promissory note in the original principal amount of $20,000,000 due December 31, 2010 (the “Note”) dated December 31, 2008 pursuant to the Loan Agreement.

B. The Company and the Lender now desire to amend certain provisions of the Loan Agreement in the respects, but only in the respects, hereinafter set forth.

C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Loan Agreement unless herein defined or the context shall otherwise require.

D. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 2.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Lender do hereby agree as follows:

SECTION 1. AMENDMENTS.

1.1 Section 6.1(c) of the Loan Agreement is amended and restated to read as follows:

“(c) the Borrower shall maintain Net Worth of at least $50,000,000 plus (i) 50.0% of net income for each fiscal quarter (without deducting for any net losses) and (ii) 75.0% of all future equity contributions,”

SECTION 2. MISCELLANEOUS.

2.1 This Second Amendment shall become effective and binding upon the Company and the Lender as of December 31, 2008 and upon the satisfaction in full of each of the following conditions:

(a) The Company shall have executed and delivered this Second Amendment and the Subsidiary Guarantors shall have executed and delivered the Ratification of Guarantee and Collateral Agreement in the form attached hereto; and

(b) The Lender shall have executed and delivered this Second Amendment.

2.2 This Second Amendment shall be construed in connection with and as part of the Loan Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Loan Agreement and the other Loan Documents are hereby ratified and shall be and remain in full force and effect.

2.3 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Loan Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

2.4 The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

2.5 This Second Amendment shall be governed by and construed in accordance with New York law.

2.6 The Lender acknowledges that, as of the date hereof, it has no knowledge of any Default or Event of Default.

2.7 The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

2

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed on the day and year first above written and effective as of December 31, 2008.

VIRTUS INVESTMENT PARTNERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President, Chief Financial Officer

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ Peter A. Hoffman
Name:	Peter A. Hofmann
Title:	Sr. Executive Vice President, Chief Financial Officer

RATIFICATION OF GUARANTEE AND COLLATERAL AGREEMENT

Each of the undersigned Subsidiary Guarantors hereby (a) acknowledges and consents to the foregoing Second Amendment and the Company’s execution thereof; and (b) ratifies and confirms all of their respective obligations and liabilities under the Guarantee and Collateral Agreement, and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee the obligations of, the Company under the Loan Agreement and the Note.

VIRTUS INVESTMENT PARTNERS, INC. DPCM HOLDINGS, INC.

DUFF & PHELPS INVESTMENT MANAGEMENT CO.

ENGEMANN ASSET MANAGEMENT

EUCLID ADVISORS LLC

KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC

PASADENA CAPITAL CORPORATION

SCM ADVISORS LLC

VIRTUS ALTERNATIVE INVESTMENT ADVISORS, INC.

VIRTUS PARTNERS, INC.

VIRTUS INVESTMENT ADVISORS, INC. VIRTUS PARTNERS, INC.

ZWEIG ADVISERS, LLC

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Vice President and Counsel